Exhibit 99.4

NCO GROUP, INC.

OFFER TO EXCHANGE

$165,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS FLOATING RATE SENIOR NOTES DUE 2013 AND $200,000,000 OF ITS 11.875% SENIOR SUBORDINATED NOTES DUE 2014, EACH OF WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING FLOATING RATE SENIOR NOTES DUE 2013 AND 11.875% SENIOR SUBORDINATED NOTES DUE 2014

                    , 2007

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                     , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offers”) by NCO Group, Inc. (the “Company”) and the subsidiary guarantors, to exchange an aggregate principal amount of up to $165,000,000 of its Floating Rate Senior Notes due 2013 and $200,000,000 of its 11.875% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for any and all of its outstanding Floating Rate Senior Notes due 2013 and 11.875% Senior Subordinated Notes due 2014, (the “Outstanding Notes”) in principal amount of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

We are forwarding the enclosed materials to you as the beneficial owner of the Outstanding Notes held by us for your account or benefit but not registered in your name. We may tender Outstanding Notes in the Exchange Offers as the registered holder only if you so instruct us. Therefore, the Company urges beneficial owners of Outstanding Notes to contact us promptly if you wish to tender your Outstanding Notes in the Exchange Offers.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your outstanding notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

Please note that the Exchange Offers will expire at 5:00 p.m., New York City Time, on                     , 2007 (the “Expiration Time”), unless the Company extends the Exchange Offers. A tender of Outstanding Notes may be withdrawn at any time prior to the Expiration Time.

The Company and subsidiary guarantors are not making the Exchange Offers to, nor will the Company and subsidiary guarantors accept tenders from or on behalf of, holders of Outstanding Notes residing in any jurisdiction in which the making of the Exchange Offers or the acceptance of tenders would not be in compliance with the laws of that jurisdiction.

If you wish us to tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Outstanding Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                     , 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offers”) by NCO Group, Inc. (the “Company”) and the subsidiary guarantors, to exchange an aggregate principal amount of up to $165,000,000 of its Floating Rate Senior Notes due 2013 and $200,000,000 of its 11.875% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for any and all of its outstanding Floating Rate Senior Notes due 2013 and 11.875% Senior Subordinated Notes due 2014, (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender for exchange the principal amount of the Outstanding Notes indicated below or, if no principal amount is indicated below, all Outstanding Notes held by you for the account or benefit of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned, unless withdrawn timely.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 and Rule 144 under the Securities Act, of the Company or any subsidiary guarantor, (ii) is not engaged in, and does not intend to engage in a distribution of Exchange Notes, (iii) has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Outstanding Notes or Exchange Notes, (iv) is acquiring the Exchange Notes in the ordinary course of its business and (v) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Company. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a copy of a prospectus in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

☐	Please tender the Outstanding Notes held by you for my account as indicated below:

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered for exchange.

Dated:

Signatures:

Print Name(s):

Address(es) (Please include zip code(s)):

Telephone Number(s) (Please include are code(s)):

Tax Identification Number or Social Security Number(s):

My Account Number with You:

Capacity (full title), if signing in a fiduciary or representative capacity:

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